                                                                   EXHIBIT 10.23
                               NONRECOURSE ASSIGNMENT


     This Assignment is made as of June 8, 1998 by and between Norwest Business Credit Inc. ("Assignor") and TECHinspirations, Inc. ("Assignee").

                                      RECITALS

     A. Assignor is the holder of the instruments and documents listed on Exhibit A (collectively, the "Documents"), executed in connection with a credit facility made available by the Assignor to Nicollet Process Engineering, Inc., a Minnesota corporation (the "Borrower");

     B. The Borrower is in default of certain of its obligations under the Documents.

     C. Assignee wishes to purchase, and Assignor is willing to sell, without recourse, the Documents as more fully set forth below.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, Assignor and Assignee agree as follows:

     1. On the terms and subject to the conditions set forth in this Assignment, Assignor sells, transfers and assigns to Assignee, without recourse, representation or warranty of any kind, except as specifically set forth herein, all of Assignor's right, title and interest in and to the Documents, including all rights, privileges and obligations thereunder.

     2. Upon execution of this Assignment, Assignee shall deliver to Assignor, in immediately available funds, the sum of $144,699.67 ("Purchase Price").

     3. Assignor represents and warrants to Assignee that Assignor is the holder of the Documents, that the Documents embody all of the Assignor's interest in the Borrower or its assets, that it has good and marketable title, that is has the right and authority to sell and that the Documents are being transferred free and clear of any liens or encumbrances on Assignor's interest. Any liability of Assignor arising from the foregoing representations and warranties is limited to the amount of the Purchase Price. Assignor makes no other representations or warranties of any kind. Upon completion of this Agreement, the Assignor will have no claim or rights with respect to any assets of the Borrower.

     4. Assignor agrees to execute and deliver such other documents or instruments of transfer as Assignee may reasonably request to evidence the assignment of the Documents under this Assignment.

     5. Assignee acknowledges that it has had the opportunity to inspect and review the Documents and make such inquiry into the affairs of the Borrower as Assignee deemed appropriate. Assignee is solely responsible for the decision to purchase the Documents and is not relying on any representations or warranties of Assignor except as specifically contained in this Assignment.

     6. This Assignment contains the complete agreement of the parties and supercedes any prior agreements, whether written or oral, between them with respect to the Documents. This Assignment may not be modified or amended except by a writing signed by both parties. This Agreement shall be governed by the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly authorized, executed and delivered as of the date set forth above.

 NORWEST BUSINESS CREDIT, INC.           TECHinspirations, INC.
 ("Assignor")                            ("Assignee")


 By /s/ Roger A. Pfiffner                By /s/ Frank Van Luttikhuizen
    --------------------------              -------------------------------
    Roger A. Pfiffner                       Frank Van Luttikhuizen
    Its Vice President                      Its Chief Financial Officer



                             ACKNOWLEDGMENT OF BORROWER

     Nicollet Process Engineering, Inc., a Minnesota corporation (the "Borrower"), represents and warrants to TECHinspirations, Inc. that the Documents are all of the agreements in effect governing the credit facility made available by Norwest Business Credit, Inc. to the Borrower.


                              NICOLLET PROCESS ENGINEERING, INC.



                              By /s/ John D. Sandberg
                                 --------------------------------
                                 John D. Sandberg
                                 Its Controller